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                                                                      Exhibit 23
                                                                      ----------



                        Consent of Independent Auditors
                        -------------------------------



The Plan Committee
Tele-Communications, Inc.
 Employee Stock Purchase Plan:


We consent to incorporation by reference in the registration statements (Nos. 33-57635, as amended, and 33-65483) on Form S-8 of Tele-Communications, Inc. Employee Stock Purchase Plan of our report dated April 9, 1996, relating to the statements of net assets available for participant benefits of Tele-Communications, Inc. Employee Stock Purchase Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for participant benefits for each of the years in the three-year period ended December 31, 1995 and all related schedules, which report appears in the December 31, 1995 Annual Report on Form 11-K of Tele-Communications, Inc. Employee Stock Purchase Plan.



                                    KPMG Peat Marwick LLP



Denver, Colorado
April 15, 1996